As filed with the Securities and Exchange Commission on December 24, 1998
                                                      Registration No. 333-65137
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. ONE
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           CHARTER ONE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        34-1567092
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

1215 SUPERIOR AVENUE, CLEVELAND, OHIO                        44114
(Address of principal executive offices)                  (Zip Code)

    ALBANK FINANCIAL CORPORATION 1992 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES ALBANK FINANCIAL CORPORATION 1992 STOCK INCENTIVE PLAN FOR OUTSIDE DIRECTORS ALBANK FINANCIAL CORPORATION 1995 STOCK INCENTIVE PLAN FOR OUTSIDE DIRECTORS
            MARBLE FINANCIAL CORPORATION 1986 STOCK OPTION PLAN, AND
               MARBLE FINANCIAL CORPORATION 1994 STOCK OPTION PLAN

                            (Full title of the plan)
                                              -----------------------

                             ROBERT J. VANA, ESQUIRE
                             CHIEF CORPORATE COUNSEL
                           CHARTER ONE FINANCIAL, INC.
                              1215 SUPERIOR AVENUE
                              CLEVELAND, OHIO 44114
                     (Name and address of agent for service)
                                 (216) 589-8320
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                            MARTIN L. MEYROWITZ, P.C.
                              DANIEL C. HOLDGREIWE
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                            1100 NEW YORK AVE., N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 414-6100

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                          Proposed maximum  Proposed maximum
  Title of securities      Amount to be    offering price       aggregate        Amount of
   to be registered        registered(1)      per share      offering price  registration fee
Common Stock, par value
     $.01 per share      2,438,000 shares        N/A               N/A            N/A(2)

-------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plans, may become subject to the Plans.
(2) The Registrant previously paid $236,310.20 with the original filing on October 1, 1998 to register 33,000,000 shares, including the 2,438,000 shares which may be issued pursuant to the Stock Plans.

                              PURPOSE OF AMENDMENT

         The purpose of this post-effective amendment is to register on Form S-8 shares of common stock, par value $.01 per share (the "Common Stock"), of Charter One Financial, Inc. ("Charter One") previously registered on Form S-4 (No. 333-65137) for issuance pursuant to options granted under the ALBANK Financial Corporation 1992 Stock Incentive Plan for Key Employees, ALBANK
Financial  Corporation 1992 Stock Incentive Plan for Outside  Directors,  ALBANK
Financial Corporation 1995 Stock Incentive Plan for Outside Directors, Marble Financial Corporation 1986 Stock Option Plan and Marble Financial Corporation 1994 Stock Option Plan (collectively, the "Plans") of ALBANK Financial Corporation ("ALBANK"), pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of June 15, 1998, by and between Charter One, Charter-Michigan Bancorp, Inc. and ALBANK. The merger was consummated on November 30, 1998.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Charter One Financial, Inc. ("Charter One") with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

         1. The Annual Report on Form 10-K of Charter One for the fiscal year ended December 31, 1997 (File No. 0-16311) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Quarterly reports on Form 10-Q of Charter One for the quarterly periods ended March 31, 1998; June 30, 1998; and September 30, 1998; and Current Reports on form 8-K filed on June 17, 1998; July 22, 1998; August 18, 1998; October 22,
                  1998 and December 9, 1998.

         3. The description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A dated January 12, 1988 (and any amendments or reports filed for the purpose of updating the description).

         All documents subsequently filed by Charter One with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         Charter One shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert
J. Vana, Chief Corporate Counsel and Secretary, Charter One Financial, Inc., 1215 Superior Avenue, Cleveland, Ohio 44114, telephone number (216) 589-8320.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.


         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Charter One may be insured or indemnified against liability which they may incur in their capacities as such:

         ss.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expense provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Article TWELFTH of Charter One's certificate of incorporation further provides as follows:

                  TWELFTH:  Indemnification.

                  A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

                  C.   Indemnification  for  Costs,   Charges  and  Expenses  of
         Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper in the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

                  E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursement) incurred by a person referred to in paragraphs A or B of the Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  F. Procedure for Indemnification; Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  G. Other Rights: Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

                  H. Indemnification of Employees and Agents of the Corporation.
         The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

                  I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

                  J.  Savings  Clause.  If this  Article  TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding; whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

                  K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

         Charter One has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to Charter One of costs incurred by it in indemnifying its directors and officers.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         See the Index to Exhibits to this Registration Statement.

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)    To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the City of Cleveland, State of Ohio, on December __, 1998.

CHARTER ONE FINANCIAL, INC.


By: /s/ CHARLES JOHN KOCH
     Charles John Koch, Chairman of the Board,
        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

/s/ CHARLES JOHN KOCH                          Date:  December 22, 1998
-------------------------------------
Charles John Koch, Chairman of the Board
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

/s/ RICHARD W. NEU                             Date:  December 22, 1998
-------------------------------------
Richard W. Neu
Director and Chief Financial Officer
(Principal Financial Officer)

/s/ *EUGENE B. CARROLL, SR.                    Date:  December 22, 1998
-------------------------------------
Eugene B. Carroll, Sr., Director

/s/                                            Date:
-------------------------------------
Herbert G. Chorbajian, Director

/s/ *PHILLIP W. FISHER                         Date:  December 22, 1998
-------------------------------------
Phillip W. Fisher, Director

/s/ *DENISE M. FUGO                            Date:  December 22, 1998
-------------------------------------
Denise M. Fugo, Director

/s/ *MARK D. GROSSI                            Date:  December 22, 1998
-------------------------------------
Mark D. Grossi, Director

/s/ *CHARLES M. HEIDEL                         Date:  December 22, 1998
-------------------------------------
Charles M. Heidel, Director

/s/                                            Date:
-------------------------------------
Karen R. Hitchcock, Director

/s/ *JOHN D. KOCH                              Date:  December 22, 1998
-------------------------------------
John D. Koch, Director

/s/ *MICHAEL P. MORLEY                         Date:  December 22, 1998
-------------------------------------
Michael P. Morley, Director

/s/ *HENRY R. NOLTE, JR.                       Date:  December 22, 1998
-------------------------------------
Henry R. Nolte, Jr., Director

/s/ *RONALD F. POE                             Date:  December 22, 1998
-------------------------------------
Ronald F. Poe, Director

/s/ *VICTOR A. PTAK                            Date:  December 22, 1998
-------------------------------------
Victor A. Ptak, Director

/s/ *MELVIN J. RACHAL                          Date:  December 22, 1998
-------------------------------------
Melvin J. Rachal, Director

/s/ *JEROME L. SCHOSTAK                        Date:  December 22, 1998
-------------------------------------
Jerome L. Schostak, Director

/s/ *MARK SHAEVSKY                             Date:  December 22, 1998
-------------------------------------
Mark Shaevsky, Director

/s/ *LEONARD S. SIMON                          Date:  December 22, 1998
-------------------------------------
Leonard S. Simon, Director.

/s/ *JOHN P. TIERNEY                           Date:  December 22, 1998
-------------------------------------
John P. Tierney, Director.

/s/ *ERESTEEN R. WILLIAMS                      Date:  December 22, 1998
-------------------------------------
Eresteen R. Williams, Director

*By:/s/ RICHARD W. NEU                         Date:  December 22, 1998
-------------------------------------
(Richard W. Neu, Attorney-in-Fact)

                                INDEX TO EXHIBITS


Exhibit
Number                          Description of Exhibits

4.1 Second Restated Certificate of Incorporation of Charter One Financial, Inc., filed on November 15, 1995 as Exhibit 4.1 to Registrant's Current Report on Form 8-K (File No. 000-16311), is incorporated herein be reference.

 4.2 Certificate of Amendment of Second Restated Certificate of Incorporation of Charter One Financial, Inc., filed on July 28, 1998 as Exhibit 3.1 to Registrant's Registration Statement on Form S-4 (File No. 333-60045), is incorporated herein by reference.

4.3         Certificate   of  Amendment  of  Second   Restated   Certificate  of
            Incorporation of Charter One Financial, Inc. adopted November 13, 1998.

4.4 Bylaws of Charter One Financial, Inc., as amended and currently in effect, filed on August 8, 1997 as exhibit 3.2 to Registrant's Registration Statement on form S-4 (File No. 333-33169), is incorporated herein by reference.

4.5         Form of  Certificate  of  Common Stock, filed on January 22, 1988 as
            Exhibit 4.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

 4.6 Shareholder Rights Agreement dated November 21, 1989, between Charter One and First National Bank of Boston, as amended on May 26, 1995, filed as Exhibit 4.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 and December 31, 1995, respectively, is incorporated herein by reference.

5 Opinion of Silver, Freedman & Taff, L.L.P. as to legality of the securities being registered*

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of KPMG Peat Marwick, L.L.P.

23.3        Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5)

24          Power of Attorney (contained on signature page)

     * Previously filed.

                                                                     EXHIBIT 4.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                  SECOND RESTATED CERTIFICATE OF INCORPORATION


         Charter One Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:  That the Board of Directors of said  corporation,  at a meeting duly held, adopted  resolutions  proposing and declaring advisable the following

amendment  to  the  Second  Restated   Certificate  of   Incorporation  of  said

corporation:

                  FOURTH:  A. Authorized  Shares.  The total number of shares of all  classes of stock which the  Corporation  shall have  authority  to issue is three hundred  eighty  million  (380,000,000),  of which three hundred sixty million  (360,000,000)  shall be common stock,  par value

         $.01 per share,  and twenty  million  (20,000,000)  shall be  preferred stock,  par value $.01 per share.  The number of  authorized  shares of preferred stock may be increased or decreased (but not below the number of  shares  thereof  then  outstanding)  by the  affirmative  vote of a majority of the stock of the Corporation  entitled to vote generally in the election of directors  without a vote of holders of preferred stock as a class,  except to the extent that any such vote may be required by any resolution providing for the issuance of series of preferred stock.

         SECOND:  That the  stockholders  approved said amendment at the Special

Meeting of  Stockholders  of Charter One Financial,  Inc.,  held on November 13,

1998, by the requisite votes of the outstanding shares of common stock, pursuant to notice given in accordance  with the provisions of Section 222 of the General

Corporation Law of the State of Delaware.


         THIRD:  That the aforesaid  amendments  were duly adopted in accordance with  the  applicable  provisions  of  Sections  222  and  242  of  the  General

Corporation Law of the State of Delaware.

         IN WITNESS  WHEREOF,  Charter  One  Financial,  Inc.  has  caused  this certificate  to be signed  by  Charles  J.  Koch,  its  Chairman  of the  Board,

President and Chief  Executive  Officer,  and attested to by Robert J. Vana, its

Chief  Corporate  Counsel and  Corporate  Secretary,  this 30th day of November,

1998.

                                       CHARTER ONE FINANCIAL, INC.




                                       By: /s/ Charles J.  Koch
                                           Charles J. Koch
                                           Chairman of the Board, President and
                                             Chief Executive Officer


ATTEST:




By: /s/ Robert J.  Vana
    Robert J. Vana, Senior Vice President,
    Chief Corporate Counsel and
       Corporate Secretary

                                                                    EXHIBIT 23.1






                          Independent Auditors' Consent



Charter One Financial, Inc.

We consent to the incorporation by reference in this Registration Statement of Charter One Financial, Inc. on Form S-8 of our report dated January 27, 1998 (which expresses an unqualified opinion and refers to the report of other auditors on the consolidated financial statements of RCSB Financial, Inc. which was merged with Charter One Financial, Inc.), appearing in the Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche, LLP

Cleveland, Ohio
December 21, 1998

                                                                    EXHIBIT 23.2


[KPMG Peat Marwick LLP letterhead]





                          Independent Auditors' Consent



The Board of Directors
Charter One Financial, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Charter One Financial, Inc. of our report dated December 13, 1996, relating to the consolidated statements of condition of RCSB Financial, Inc. and subsidiaries as of November 30, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended November 30, 1996, which report is incorporated by reference in the November 30, 1996 annual report on Form 10-K of RCSB Financial, Inc. Our report refers to changes in accounting for mortgage servicing rights in 1995.


/s/ KPMG Peat Marwick, LLP

December 21, 1998